UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

Coya Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41583	85-4017781
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 San Felipe St., Suite 500
Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 587-8170

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 12, 2026, Coya Therapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Leerink Partners LLC, as sales agent (“Leerink Partners”), pursuant to which the Company may offer and sell, from time to time through or to Leerink Partners, shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for aggregate gross proceeds of up to $30,000,000 (the “Placement Shares”). The offer and sale of the Placement Shares will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-289511) and the related prospectus, as supplemented by a prospectus supplement dated May 12, 2026 (the “Registration Statement”) and filed with the Securities and Exchange Commission on such date pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Sales Agreement, Leerink Partners will use commercially reasonable efforts consistent with their normal trading and sales practices, applicable state and federal law, rules and regulations and rules of the Nasdaq Capital Market to sell the Placement Shares in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market. If agreed to in a separate terms agreement, the Company may sell Placement Shares to Leerink Partners as principal, at a purchase price agreed upon by Leerink Partners and the Company. Leerink Partners may also sell Placement Shares in negotiated transactions with the Company’s prior approval. The offer and sale of the Placement Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the issuance and sale of all of the Placement Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by Leerink Partners or the Company pursuant to the terms thereof. The Company has no obligation to sell any of the Placement Shares, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.

The Company has agreed to pay Leerink Partners a commission of 3.0% of the aggregate gross proceeds from any Placement Shares sold by Leerink Partners and to provide Leerink Partners with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company also will reimburse Leerink Partners for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Placement Shares pursuant thereto. Leerink Partners’ obligations to sell the Placement Shares under the Sales Agreement is subject to satisfaction of certain conditions, and other customary closing conditions.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as an exhibit hereto and incorporated by reference into this Item 1.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Placement Shares, nor shall there be any offer, solicitation, or sale of the Placement Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Sales Agreement by and between Coya Therapeutics, Inc. and Leerink Partners LLC dated May 12, 2026

5.1	Opinion of Lowenstein Sandler LLP

99.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COYA THERAPEUTICS, INC.

Date: May 12, 2026	By:	/s/ Arun Swaminathan Ph.D.
Arun Swaminathan Ph.D. Chief Executive Officer